CALCULATION OF FILING FEE TABLES

FORM S-8
(Form Type)

Moog Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	Class A Common Stock, $1.00 par value per share	Other	1,500,000 shares	$195.71	$293,565,000	$153.10 per $1,000,000	$44,944.80
Equity	Class B Common Stock, $1.00 par value per share	Other	1,500,000 shares	$202.05	$303,075,000	$153.10 per $1,000,000	$46,400.78
Total Offering Amounts					$596,640,000		$91,345.58
Total Fee Offsets							$—
Net Fee Due							$91,345.58

(1) This Registration Statement registers 1,500,000 shares of Class A common stock, par value $1.00 per share (“Class A Shares”), and 1,500,000 shares of Class B common stock, par value $1.00 per share (“Class B Shares”, and, together with the Class A Shares, the “Shares”) of Moog Inc. (the “Registrant”) that may be issued to eligible participants pursuant to the Registrant’s Moog Inc. 2025 Long Term Incentive Plan (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers any additional securities of the Registrant that become issuable under the Plan upon any adjustment or change made to the registered securities by reason of any stock split, stock dividend, recapitalization or similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding Shares, as permitted by Rule 416(a) and Rule 416(b) under the Securities Act.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The fee is calculated on the basis of the average of the high and low trading prices for the Shares as reported by The New York Stock Exchange on July 31, 2025, which is within 5 business days of this filing.